UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 March 16, 2006
                Date of Report (Date of earliest event reported)

                          ABRAXAS PETROLEUM CORPORATION
             (Exact name of registrant as specified in its charter)


 Nevada                              0-19118                    74-2584033
(State or other jurisdiction       (Commission                (IRS Employer
 of incorporation)                  File Number)             Identification No.)

                        500 N. Loop 1604 East, Suite 100
                            San Antonio, Texas 78232
                                 (210) 490-4788

   (Address of principal executive offices and Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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     This amendment on Form 8-K/A amends Item 4.02 of Abraxas' Form 8-K filed on
March 16, 2006 with respect to the disclosure of the nature of the error in the accounting for other comprehensive income related to the sale of Abraxas' interest in its former Canadian subsidiary, Grey Wolf Exploration Inc. The remainder of the report as originally filed remains unchanged except as amended in this Form 8-K/A.



Item 4.02(a). Non-Reliance on Previously Issued Financial Statements or a Related Audit Report of Completed Interim Review.

     During the first quarter of 2005, Abraxas disposed of its wholly-owned Canadian subsidiary, Grey Wolf Exploration Inc. ("GW"), through a public offering in Canada of GW shares. Prior to the sale, the retained earnings and other comprehensive income ("OCI") equity accounts of GW were included in Abraxas' consolidated stockholders' equity under "Accumulated Deficit."

     As originally reported in Abraxas' Form 10-Q for the quarter ended March 31, 2005, OCI was credited directly to retained earnings and was not included in income from discontinued operations as a component of the gain. As a result, Abraxas' income from discontinued operations for the quarter was reported as $10.7 million and its consolidated net income as $9.2 million. In addition, at March 31, 2005, stockholders' equity (deficit) was ($43.4 million). As a result of the restatement referenced in the Form 8-K Report filed on March 16, 2006, income from discontinued operations for the quarter ended March 31, 2005 increased to $12.9 million and net income increased to $11.4 million. Stockholders' equity was unchanged.

     The error was due to a mistake resulting from the complex nature of accounting for the sale of a foreign subsidiary and recognition of accumulated OCI on both Abraxas' and GW's books. The error was corrected in connection with the preparation of Abraxas' audited financial statements for the year ended December 31, 2005 and all adjustments were recorded.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           Abraxas Petroleum Corporation


                           By: /s/ Chris E. Williford
                               ----------------------------------------------
                               Chris E. Williford, Executive Vice President, Chief Financial Officer and Treasurer

                               Dated: April 12, 2006